Exhibit 10.2

FIRST SUPPLEMENTAL INDENTURE

between

COMPASS GROUP DIVERSIFIED HOLDINGS LLC,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
(as successor in interest to U.S. Bank National Association), as Trustee

_____________________________________________________

Relating to:

5.250% Senior Notes due 2029

________________________________________________

Dated as of March 23, 2021

___________________________________________________________________
___________________________________________________________________

FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 15, 2025, by and between Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Company”), and U.S. Bank Trust Company, National Association, (as successor in interest to U.S. Bank National Association), a national banking association, as trustee (the “Trustee”), under the circumstances summarized in the following recitals (the capitalized terms not defined herein as defined in the Original Indenture described below):
A.    The Company and the Trustee are parties to that certain Indenture, dated as of March 23, 2021, between the Company and the Trustee (the “Original Indenture”).
B.    The Trustee has been requested to enter into this Supplemental Indenture with the Company for the purpose of amending the definition of “Management Services Agreement” as set forth in the Original Indenture.
C.    The Trustee has received an Officer’s Certificate in accordance with Sections 9.01, 9.06, 12.04 and 12.05 of the Original Indenture to the effect that this Supplemental Indenture is authorized or permitted by the Indenture and that this Supplemental Indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
D.    The Trustee has received an Opinion of Counsel from Squire Patton Boggs (US) LLP in accordance with Sections 9.06 and 12.04 of the Original Indenture to the effect that this Supplemental Indenture is authorized or permitted by the Indenture and that this Supplemental Indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.
E.    Section 9.01 of the Original Indenture permits the Trustee to enter into indentures supplemental to the Original Indenture for various purposes, including, pursuant to Subsection (f) thereof, for any amendment which makes any change that does not adversely affect the rights of any holder of the Notes as set forth in an Officers’ Certificate.
F.    Based on the foregoing Officer’s Certificate and Opinion of Counsel, and in the exercise of its judgment, the Trustee has determined that this Supplemental Indenture makes a change that does not adversely affect the rights of any holder of the Notes.
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that to secure the performance and observance of all of the covenants, agreements, obligations and conditions contained therein and herein, and in consideration of the premises and the acceptance by the Trustee of the trusts created herein, and for other good and valuable consideration, the receipt of which is acknowledged, the Company has executed and delivered this Supplemental Indenture.

TO HAVE AND TO HOLD unto the Trustee and its successors in that trust and its and their assigns forever;
BUT IN TRUST, NEVERTHELESS, and subject to the provisions hereof,
(a)    except as provided otherwise herein, for the equal and proportionate benefit, security and protection of all present and future Holders of the Notes secured by this Supplemental Indenture, and
(b)    to secure the performance and observance of and compliance with the covenants, agreements, obligations, terms and conditions of this Supplemental Indenture;
in each case, without preference, priority or distinction, as to lien or otherwise, of any one Note over any other by reason of designation, number, date of the Notes or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Note and all Notes shall have the same right, lien and privilege under this Supplemental Indenture and shall be secured equally and ratably hereby, it being intended that the lien and security of this Supplemental Indenture shall take effect from the date hereof, without regard to the date of the actual issue, sale or disposition of the Notes, as though upon that date all of the Bonds were actually issued, sold and delivered to purchasers for value.
ARTICLE I
AMENDMENT OF ORIGINAL INDENTURE
Section 1.01. Amendment to Definition in Original Indenture. Pursuant to Section 9.01(f) of the Original Indenture, the Company and the Trustee hereby amend the definition of “Management Services Agreement” in Section 1.01 of the Original Indenture to read as follows:
“Management Services Agreement” means that certain Seventh Amended and Restated Management Services Agreement by and between the Company and the Manager, dated as January 15, 2025 and originally effective as of May 16, 2006, as in effect on January 15, 2025.
ARTICLE II
MISCELLANEOUS
Section 2.01. Severability. In case any section or provision of this Supplemental Indenture, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Supplemental Indenture, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Supplemental Indenture or any other covenant, agreement stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Supplemental Indenture, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein.
Any illegality, invalidity or inoperability shall not affect any legal, valid or operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application,

all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.
Section 2.02. Binding Effect. This Supplemental Indenture shall inure to the benefit of and shall be binding upon the Company and the Trustee and their respective successors and assigns, subject, however, to the limitations contained herein.
Section 2.03 Original Indenture. The Original Indenture, including all supplements and amendments thereto, and as modified and supplemented by this Supplemental Indenture, remains in full force and effect.
Section 2.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.
Section 2.05. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Authority and the Trustee have executed this Supplemental Indenture all as of the date first above written.

Compass Group Diversified Holdings LLC

By:	/s/ Stephen Keller
Name: Stephen Keller
Title: Chief Financial Officer

U.S. Bank Trust Company, National Association, as Trustee

By:	/s/ Shannon Matthews
Name: Shannon Matthews
Title: Assistant Vice President